                                                                    Exhibit 10.w
                       FORM OF RESTRICTED SHARE AGREEMENT
                       ----------------------------------



This Restricted Share Agreement (the "Agreement") is made and effective as of this 13th day of June, 1997 by and between Huffy Corporation, an Ohio corporation (the "Sponsor") and _________ (the "Recipient") pursuant to the terms and conditions contained herein and in the Sponsor's 1998 Restricted Share Retirement Plan (the "Plan") under the following circumstances:

         A. The purpose of the Plan is to work in conjunction with the Sponsor's Supplemental/Excess Benefit Plan (the "SERP") to provide certain deferred retirement benefits for key management employees in the form of the Sponsor's Common Stock granted as Restricted Shares, thereby encouraging such employees to increase overall shareholder value.

         B. The Compensation Committee of the Board of Directors of the Sponsor (the "Committee") granted the Recipient an award of ________________ Restricted Shares of the Sponsor's
                Common Stock pursuant to the Plan.

NOW, THEREFORE, the parties hereto agree as follows:

         1.     Restricted Period
                -----------------

                a. Notwithstanding any other provision of the Plan or the SERP, the Restricted Shares shall not vest until the last of the following to occur: (i) receipt of the approval of the Plan by the Sponsor's shareholders and (ii) when the Recipient vests in his or her benefits under the SERP. Unless and until vested, Restricted Shares granted hereunder may not be sold, margined, assigned, transferred, pledged or otherwise encumbered by the Recipient without the prior consent of the Committee.

                      Notwithstanding the foregoing, the Restricted Shares shall not vest until the earliest date on which the Participant's Supplemental/Excess Benefit may be payable without causing the Participant's total remuneration from the Sponsor to exceed the limitations on "excessive employee remuneration" imposed by Section 162(m) of the Code (or any successor provision). In the event that payment of a Participant's Supplemental/Excess Benefit is deferred as a result of the operation of this subsection
                      (a), a Participant shall receive a partial payment of the Supplemental/Excess Benefit equal to the greatest amount which would not cause the Participant's total remuneration from the Sponsor to exceed the limitations imposed by
                      Section 162(m) of the Code.

                b. Unless a specific grant of Restricted Shares shall have been approved prior to grant by the Committee within the meaning of Rule 16b-3(d)(1) of the Securities and Exchange Act ("SEA"), then, notwithstanding any other provision of the Plan, the SERP, or this Agreement, the Restricted Shares which are the subject of such grant shall not vest for a period of six months after the date of grant.

                c. The grant which is the subject of this Agreement was approved by the Committee within the meaning of Rule 16b-3(d)(1) of the SEA and, thus, the six month period required for vesting, as set forth in Section 1 (b) above, is not applicable.


         2.     Termination of Employment
                -------------------------

                If Recipient ceases to be an employee of the Sponsor or a subsidiary of the Sponsor prior to the vesting of any Restricted Shares for any cause other than (i) death, (ii) disability,
                (iii) retirement under any pension plan for salaried employees, or (iv) at any time following a Change in Control of the Sponsor, all Restricted Shares which are not vested shall, upon such termination of employment, be forfeited and returned to the Sponsor; provided however, that in the event his or her employment is terminated at the request of the Sponsor or by action of the Sponsor, the Committee shall determine that these Restricted Shares not yet vested in accordance with the last paragraph of Section 1(a) shall vest immediately on such termination free of restrictions and shall not be forfeited. If a Recipient ceases to be an employee of the Sponsor or a subsidiary of the Sponsor prior to the vesting of any Restricted Shares by reason of death, disability, retirement under any pension plan for salaried employees, or following a Change in Control of the Sponsor, all Restricted Shares then held by him or her shall immediately vest. The Committee may at any time in its sole discretion accelerate or waive all or any portion of the restrictions remaining in respect of the Restricted Shares.

         3.     Rights as Shareholder
                ---------------------

                a. Recipient is a shareholder of record with respect to the Restricted Shares as of the effective date hereof and, subject to the Plan and this Agreement, has all of the rights of a shareholder with respect to the Restricted Shares so granted including, without limitation, the right to vote the Restricted Shares at any meeting of the shareholders, to receive dividends declared and paid thereon, if any, and to receive all communications furnished by the Sponsor to its shareholder. Any dividends other than cash paid or distributed with respect to such shares will be distributed to the Recipient, free and clear of restrictions under the Plan or this Agreement.

                b. The certificate representing the Restricted Shares may bear a legend necessary to reflect the restrictions on such shares.

         4.     Withholding Taxes
                -----------------

                a. Any federal, state or local withholding taxes attributable to a grant of Restricted Shares which are payable by Recipient shall be paid to the Sponsor by Recipient at the time of the grant in cash or, in the form of the surrender of other shares of Common Stock owned by Recipient or the withholding of some of the Restricted Shares from the grant. All such shares so surrendered or withheld shall be valued at Fair Market Value on the date surrendered or withheld.

         5.     General Provisions
                 -----------------

                a. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof, provided that this Agreement is subject to the terms of the Plan, which terms are incorporated herein by reference. Recipient agrees to be bound to the terms of the Plan. In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

                b. All notices and other communications from any party hereto to any other party hereto shall be sent either by facsimile with written confirmation following via first-class mail, or via first-class mail or certified mail, postage prepaid, to Issuer at its principal offices at 225 Byers Road, Miamisburg, Ohio 45342, Attention: Vice President - General Counsel and Secretary and to Recipient at his or her address as found on the records of the Sponsor.

                c. No term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

                d. The headings in this Agreement are for the purposes of convenience of reference only and shall not be deemed to constitute a part hereof.

                e. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio.

                f. All capitalized terms not defined herein shall have the meaning set forth in the Plan.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first above written.


RECIPIENT                                    HUFFY CORPORATION (SPONSOR)


                                             By:
                                                --------------------------------

---------------------------
                                             Its:
                                                 -------------------------------